UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 12, 2013

NUANCE COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27038	94-3156479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Wayside Road Burlington, Massachusetts 01803
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (781) 565-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 7, 2013, Nuance Communications, Inc. entered into an amendment agreement to amend and restate Nuance's existing amended and restated credit agreement, as previously amended. Of the $483.4 million outstanding term loans due March 31, 2016, existing Lenders representing $333.2 million have elected to extend the maturity to August 7, 2019 and the balance of the term loans have been assigned to new lenders who have also agreed to the extended maturity date. The extended term loans bear interest, at Nuance's option, at a base rate determined in accordance with the amended and restated credit agreement, plus a spread of 1.75%, or a LIBOR rate plus a spread of 2.75%. Also, under terms of the amendment, the maturity date of our $75 million credit facility has been extended from March 31, 2015 to August 7, 2018. The extended revolving loans bear interest, at Nuance's option, at a base rate determined in accordance with the Amended and Restated Credit Agreement, plus a spread of 0.50% to 0.75%, or a LIBOR rate plus a spread of 1.50% to 1.75%, in each case determined based on Nuance's consolidated net leverage ratio.

The obligations under the amended and restated credit agreement are secured by the same assets of Nuance and its domestic subsidiaries that secure the obligations under the existing Credit Facility. The amended and restated credit agreement also contains customary covenants, including, among other things, covenants that in certain cases restrict the ability of Nuance and its subsidiaries to incur additional indebtedness, create or permit liens on assets, enter into sale-leaseback transactions, make loans or investments, sell assets, make acquisitions, pay dividends, and repurchase stock. The amended and restated credit agreement also contains customary events of default, including failure to make payments, failure to observe covenants, breaches of representations and warranties, defaults under certain other material indebtedness, failure to satisfy material judgments,change of control and certain insolvency events.

The foregoing is only a summary of the material terms of the amended and restated credit agreement and does not purport to be complete, and is qualified in its entirety by reference to the Amendment Agreement and the Amended and Restated Credit Agreement, a copy of each is attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

10.1        Amendment Agreement.
10.2        Amended and Restated Credit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.

Date: August 12, 2013	By:	/s/ Thomas L. Beaudoin
Thomas L. Beaudoin Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment Agreement.
10.2	Amended and Restated Credit Agreement.